EXHIBIT 4.02

FOURTH AMENDMENT TO 12% SENIOR CONVERTIBLE NOTE (RS-10)

This Fourth Amendment to 12% Senior Convertible Note (RS-10) (this “Amendment”) is made and entered into as of May 31st, 2018, by and between Amyris, Inc., a Delaware corporation (the “Company”), and Total Raffinage Chimie S.A., as assignee of Total Energies Nouvelles Activités USA (the “Investor”).

RECITALS

WHEREAS, on March 21, 2016 the Company issued to the Investor a Senior Convertible Note (RS-10) in the principal amount of $3,700,000, as amended by (i) that First Amendment to 1.5% Senior Convertible Note (RS-10) dated February 27, 2017, (ii) that Second Amendment to 1.5% Senior Convertible Note (RS-10) dated May 12, 2017 and (iii) that Third Amendment to 1.5% Senior Convertible Note (RS-10) dated March 30, 2018 (as amended, the “Note”).

WHEREAS, the Company and the Investor desire to further amend the Note as set forth herein.

WHEREAS, pursuant to Section 7 of the Note, the Note may be amended with the written consent of the Company and the Investor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment of Section 2(a) of the Note. Section 2(a) of the Note is hereby deleted in its entirety and replaced with the following:

(a)                  Interest. This Note shall bear interest (i) from the Issue Date to May 15, 2017 on the Face Amount at a rate per annum equal to 1.50% (subject to Section 4(k)) and (ii) from May 16, 2017 to the Final Maturity Date on the Face Amount at a rate per annum equal to 12.00% (subject to Section 4(k)). Interest on this Note shall accrue daily and be due and payable in arrears on (i) December 31, 2017, (ii) March 31, 2018, (iii) May 31, 2018 and (iv) the Final Maturity Date, and at such other times as may be specified herein. All computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing this Note shall bear interest on the Face Amount at a rate per annum equal to 13.50% (as may be further adjusted pursuant to Section 4(k)).

2.	Amendment of Section 2(b) of the Note. Section 2(b) of the Note is hereby deleted in its entirety and replaced with the following:

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(b)                  Scheduled Payment of Principal. Unless paid, converted or cancelled and extinguished earlier in accordance with the terms hereof, the Company shall deliver to the Investor cash in the amount of the Face Amount, together with all accrued and unpaid interest on this Note, on July 2, 2018 (the “Final Maturity Date”) and this Note shall be retired and canceled.

3.	Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Note shall remain in full force and effect.

4.	Integration. This Amendment and the Note constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

5.	Counterparts; Facsimile. This Amendment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf), and delivery of any signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AMYRIS, INC.

By: /s/ Kathleen Valiasek

Name: Kathleen Valiasek

Title: Chief Financial Officer

[Signature Page to Fourth Amendment to R&D Note]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Total Raffinage Chimie S.A.

By: /s/ Nathalie Brunelle

Name: Nathalie Brunelle

Title: Deputy CEO

[Signature Page to Fourth Amendment to R&D Note]